Exhibit 99.1

Cryoport Announces Certain Preliminary Results for Second Quarter & Updates 2023 Revenue Expectations

▪	Second quarter results were impacted by weaker than expected global demand for capital equipment; clinical trial start delays; and slower than expected ramps from certain clients

▪	Second quarter revenue expected in the range of $56.5 - $57.5 million

▪	Full year 2023 revenue now expected in the range of $233 - $243 million

▪	Long-term outlook robust with cell and gene therapy industry expected to grow at a ten-year CAGR in excess of 22%

NASHVILLE, Tennessee, July 12, 2023 - Cryoport, Inc. (Nasdaq: CYRX) (“Cryoport” or the “Company”), a leading global provider of innovative products and services for the fast growing cell and gene therapy industry, today announced certain preliminary results for second quarter 2023 and updated its expectations for full year 2023 revenue expectations.

Second Quarter Preliminary Results

Second quarter 2023 total revenue is expected to be in the range of $56.5 to $57.5 million, representing a decrease of 11%, at the midpoint, compared to the second quarter of 2022. These results reflect weaker than expected global demand for capital equipment; clinical trial start delays; and slower than expected ramps from certain clients.

Jerrell Shelton, CEO of Cryoport, commented, "Based on our conversations with clients and third-party sources, we expect life sciences fundamentals to remain strong for the longer term. Unfortunately, there has been a global slowdown in capital equipment investment. The impact of this unexpected slowdown was further exacerbated by a number of clinical trial start delays and several key customers falling short of their forecasts for the revenue ramp of certain cell and gene therapies. We expect some of these challenging conditions to persist into the third and fourth quarters of 2023."

Outlook

Based on current information, the Company is revising its full year financial outlook, with revenue now expected to be in the range of $233 to $243 million for 2023. Mr. Shelton continued, “The impact to our business from the factors outlined above was abrupt and significant. We are, however, positive about our long-term outlook as the cell and gene therapy industry is expected to grow at a ten-year compound annual growth rate (CAGR) in excess of 22%. Our view is strengthened by the large number of Cryoport clients that have BLA (Biologic License Applications) and MAA (Marketing Authorization Application) filings and approvals planned or pending with the FDA (U.S. Food and Drug Administration). Recent client developments also give us further reason to be optimistic. These include the FDA’s approval of Bristol Myers Squibb’s new cell therapy manufacturing facility for commercial production in Devens, Massachusetts; its acceptance of CRISPR Therapeutics’ and Vertex Pharmaceuticals’ BLAs for exa-cel (exagamglogene autotemcel), a treatment for SCD (severe sickle cell disease) and TDT (transfusion-dependent beta thalassemia); and its recent approval of Sarepta Therapeutics’ ELEVIDYS, the first gene therapy to treat Duchenne Muscular Dystrophy.

“We believe these important advancements of our cell and gene therapy clients, our future planned products and services launches, as well as our leading market position and strong balance sheet will enable Cryoport to achieve sustainable, long-term revenue and earnings growth. Our team is committed to driving shareholder value by delivering innovative solutions that support the life sciences industry with an emphasis on life-saving cell and gene therapies," concluded Mr. Shelton.

The Company's 2023 guidance is dependent on its current business and expectations, which may be further impacted by, among other things, factors that are outside of our control, such as the global macroeconomic environment, the ongoing effects and after effects of COVID-19 related shut downs/slowdowns globally, continued supply chain constraints, inflationary pressures, the ongoing war between Russia and Ukraine, economic uncertainty and the effects of foreign currency fluctuations, as well as the other factors described in the Company's filings with the Securities and Exchange Commission ("SEC"), including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC.

The Company’s financial results for the second quarter ended June 30, 2023 presented above reflect the Company’s preliminary estimates, are based on the information available as of the date hereof and are subject to further review by the Company and its external auditors. The Company’s actual results may differ materially from these estimates as a result of the completion of the Company’s financial closing procedures, final adjustments and other developments arising between now and the time that the Company’s financial results for this period are finalized. As a result, investors should exercise caution relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. These preliminary estimates are not meant to be a comprehensive statement of the Company’s financial position and results for this period. The Company expects to report its full second quarter 2023 financial results on Wednesday, August 9, 2023, after U.S. markets close.

About Cryoport, Inc

Cryoport, Inc. (Nasdaq: CYRX), is a global provider of innovative products and services to the fast-growing Cell & Gene Therapy industry - enabling the future of medicine for a new era of life sciences. With 48 strategic locations covering the Americas, EMEA (Europe, the Middle East and Africa) and APAC (Asia Pacific), Cryoport's global platform provides mission-critical bio-logistics, bio-storage, bio-processing, and cryogenic systems to the life sciences markets worldwide.

For more information, visit www.cryoport.com or follow @cryoport on Twitter at www.twitter.com/cryoport for live updates.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding the Company's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to the Company’s industry, business, long-term growth prospects, plans, strategies, acquisitions, future financial results and financial condition, such as the Company’s expectations for second quarter 2023 revenue and its outlook and revised guidance for full year 2023 revenue, the Company’s expectation that certain business and market challenges will persist into the third and fourth quarters of 2023, the Company’s plans and expectations regarding the launch of new products and services, and the Company’s belief that it is positioned to achieve sustainable, long-term revenue and earnings growth. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, including as a result of the COVID-19 pandemic and its variants, supply chain constraints, inflationary pressures, the ongoing war between Russia and Ukraine and the effects of foreign currency fluctuations, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, and technical development risks. The Company’s business could be affected by a number of other factors discussed in the Company’s SEC reports, including in the “Risk Factors” section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and the Company cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, the Company disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer

KCSA Strategic Communication

tfromer@kcsa.com

P: 1-212-896-1215